MANUFACTURING LICENSE AGREEMENT

     THIS AGREEMENT made and entered into this 3rd day of September, 2003, by and between SKYCROSS, INC., having a place of business at 300-A North Drive, Melbourne, Florida 32934 ("SKYCROSS") and DIRECT2DATA TECHNOLOGIES, A DIVISION OF PARKERVISION, INC,, having a place of business at 8493 Baymeadows Way, Jacksonville, Florida, 32256 ("LICENSEE").

                                    RECITALS

     WHEREAS,  SKYCROSS has developed  and is in possession of certain  patents,
technical  and  manufacturing   information,   software  and  other  proprietary
information related to antenna technology; and

     WHEREAS, LICENSEE desires to secure a licensee under the patents, technical and manufacturing information, software and other proprietary information
relating  to  antenna  technology  on  the  terms  and  conditions   hereinafter
contained.

     NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     A. "Field of Use" shall mean wireless local area devices, wireless local area network access points and wireless local area network personal computer cards.

     B. "Licensed Product" shall mean the antenna manufactured using the Licensed Technical Information.

     C. "Licensed Technical Information" shall mean SKYCROSS trade secret and proprietary technical information, including patents / patent applications, data, drawings, operating manuals, reports, parts lists, technical data, and specifications in electronic, written, printed or non-documented form as used by SKYCROSS to manufacture the Licensed Product. A list of patented / patent pending antenna configurations supported and/or covered by Licensed Technical Information is set forth in Appendix A.

     D. "Licensed Patents" shall mean the patents and registered designs and applications for patents and registered designs of SKYCROSS as set forth in Appendix B.

     E. "Licensed Copyrights" shall mean the copyrights of SKYCROSS protecting any portion of the Licensed Technical Information or the Licensed Software.

     F. "Proprietary Information" is defined as any information, either written or oral, originated by or peculiarly within the knowledge of the disclosing party, or its suppliers, and not generally available to others. Proprietary Information shall include both business and technical information, including but not limited to, business plans, product plans, proposal plans, technical specifications, test results, presentations, etc. Such information should be identified prior to disclosure with an appropriate marking or identification such as "PROPRIETARY OR CONFIDENTIAL." If such information is disclosed verbally, then in order to receive the protection pursuant to this Agreement, such Proprietary Information must be reduced to tangible form otherwise in compliance with this Agreement and furnished to the receiving party within fifteen (15) business days of the original verbal disclosure. Whether or not so marked, all Licensed Technical Information and Licensed Software shall be considered Proprietary Information.

                                   ARTICLE II
                                LICENSING GRANTS

     A. Upon the terms, payments and conditions set forth herein SKYCROSS hereby grants to LICENSEE a non-exclusive, worldwide, paid-up and royalty free license to practice the inventions covered by the claims of, and/or described in, the Licensed Patents, and divisionals and continuations thereof, to make, have made, use, sell, offer to sell, import and maintain the Licensed Product within the Field of Use.

     B. Upon the terms, payments and conditions set forth herein, SKYCROSS hereby grants to LICENSEE a non-exclusive, worldwide, paid-up and royalty free license in the Licensed Technical Information, the Licensed Software and the Licensed Copyrights to make, have made, use, sell, offer to sell, import and maintain the Licensed Product within the Field of Use.

     C. Notwithstanding the licenses granted above, SKYCROSS retains the right to make, have made, use, sell, improve and maintain the Licensed Product using the Licensed Technical Information and the Licensed Copyrights and to practice inventions covered by product or process claims of the Licensed Patents.

     D. SKYCROSS retains ownership of the Licensed Patents, Licensed Technical Information, and Licensed Copyrights, and all rights not expressly granted to LICENSEE under this Agreement are hereby expressly reserved to SKYCROSS.

                                   ARTICLE III
                                   LICENSE FEE

     A. The license fee to be paid by Licensee to SkyCross shall be the sum of $950,000 (nine hundred fifty thousand US dollars). The license fee will be paid with shares of the common stock, $.01 par value, of the Licensee, the number of shares to be set forth in Appendix C hereto and to be issued to SkyCross as soon as practicable and registered all in accordance with the provisions of such Appendix C. Not later than 10 (ten) business days after the receipt of the initial amount of shares of common stock, which amount is subject to adjustment as set forth in Appendix C hereto, SkyCross shall furnish all Licensed Technical Information.

                                   ARTICLE IV
                                     MARKING

     LICENSEE agrees to affix to each device incorporating the Licensed Product a legible notice reading "Patent Pending" and/or "Patent Issued". SKYCROSS will advise LICENSEE of the issuance of a patent having claims covering the Licensed Product. LICENSEE will then modify the accompanying documentation to include the issued patent number.

                                    ARTICLE V
                            DURATION AND TERMINATION

     A. The term of this Agreement shall be perpetual unless otherwise terminated as hereinafter set forth:

          (1) If LICENSEE shall at any time default in rendering any of the statements required hereunder, or in the payment of any monies payable hereunder, and such default is not cured within fifteen (15) days after receiving written notice thereof from SKYCROSS, then SKYCROSS shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE; this Agreement thereby being terminated fifteen (15) days after the notice of termination is mailed to LICENSEE. LICENSEE shall have the right to cure any such default up to, by not after, the giving of such notice of termination.

          (2) SKYCROSS shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE in the event of any one of the following, such termination being effective upon receipt of such notice, or five
(5) days after such notice is mailed, whichever is earlier:

          (a)  Liquidation of LICENSEE;

          (b) Insolvency or bankruptcy of LICENSEE, whether voluntary or involuntary;

          (c)  Inability of LICENSEE to meet its obligations hereunder;

          (d)  Failure of LICENSEE to satisfy any judgment against it;

          (e)  Appointment of a trustee or receiver for LICENSEE;

          (f)  Any assignment by LICENSEE for the benefit of creditors.

          (3) The waiver of any default under this Agreement by SKYCROSS shall not constitute a waiver of the right to terminate this Agreement for any subsequent or like default. Any exercise of the right of termination shall not have the effect of waiving any damages to which SKYCROSS might otherwise be entitled.

     B. Upon termination of this Agreement, all rights granted and obligations undertaken hereunder shall terminate forthwith, except that each party's obligations to protect proprietary information as set forth in Article VI and LICENSEE'S obligation to pay license fee under Article III shall continue. Further, LICENSEE shall be permitted to sell any Licensed Products on hand at the time of termination.

     C. In the event that SKYCROSS terminates this Agreement for a material breach by LICENSEE, then upon termination, LICENSEE shall immediately:

          (1) Cease use of all Licensed Technical Information and Licensed Software licensed under this Agreement, return all documents containing such information, and continue to treat all such information as proprietary in accordance with Article VI below; and

          (2) Cease practicing any inventions covered by Licensed Patents and the use of information protected by Licensed Copyrights.

     D. Provided that Licensee has paid all monies due under this agreement, Licensee may terminate this agreement with 6 months written notice.

     E. If a party materially breaches this agreement, the other party may terminate this agreement 30 days after providing written notice. The breaching party is permitted to cure during this 30 day period.

     F. In the event Skycross seeks, or is involuntarily placed under the protection of the bankruptcy law, Title XI, US Code, and the trustee in bankruptcy rejects this Agreement, Licensee hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this Agreement to the extent permitted by law.

                                   ARTICLE VI
                             PROPRIETARY INFORMATION

     A. LICENSEE acknowledges that SKYCROSS has spent and will continue to spend considerable time and money developing the Licensed Technical Information and the Licensed Patents, and has valuable property rights therein.

     B. LICENSEE agrees to disclose the Proprietary Information only to its employees having a need to know and to third party consultants who agree to receive the Proprietary Information on a proprietary basis. Further, LICENSEE agrees to take reasonable measures to maintain the proprietary nature of the Proprietary Information in the same manner and to the same extent as it protects its own like Proprietary Information. All copies of the Proprietary Information shall bear the same proprietary markings as the original.

     C. Information provided to LICENSEE shall not be considered Proprietary Information if it:

          (1) Is proved by LICENSEE to have been known to it at the time of receipt; or

          (2) Is published or becomes generally known in the trade through no wrongful act of LICENSEE; or

          (3) Is received from a third party without similar restrictions and without breach of this license; or

          (4) Is approved for release into the public domain by written authorization of SKYCROSS; or

          (5) Is not clearly marked or designated by SKYCROSS as confidential or proprietary; or

          (6) Is independently developed by LICENSEE without resort to the Proprietary Information.

     D. Information shall not be considered in the public domain merely because certain portions thereof are embraced by general discussions in the public domain.

     E. All Proprietary Information shall remain the property of SKYCROSS. In the event of the termination of this agreement, all proprietary information shall be returned, together with all copies thereof, upon written request of SKYCROSS.

                                   ARTICLE VII
                           DISCLAIMERS AND WARRANTIES

     A. SKYCROSS warrants that it is sole owner of, and has a right to grant a license for, the Licensed Technical Information, Licensed Patents and Licensed Copyrights to LICENSEE and has the right and power to enter into this Agreement.

     B. SKYCROSS warrants that the Licensed Technical Information and Licensed Copyrights include all the information used by SKYCROSS to manufacture and test the Licensed Product. SKYCROSS does not make any representations or warranties as to the validity or scope of the Licensed Patent.

     C. SKYCROSS makes no express warranty and no warranty shall be implied with respect to any Licensed Technical Information and Licensed Copyrights, other than the exercise of reasonable care in its preparation and transfer. It is agreed that SKYCROSS shall not be liable, whether in contract or tort (including negligence and strict liability) or otherwise in any way responsible for:

          (1) The adequacy of the Licensed Technical Information and Licensed Copyrights furnished or disclosed by SKYCROSS;

          (2) Performance of the Licensed Product manufactured by or for LICENSEE on the basis of Licensed Technical Information and Licensed Copyrights;

          (3) Claims that the Licensed Products manufactured by or for LICENSEE constitute infringement of any intellectual property rights of another; and

          (4) Any damages incurred by LICENSEE or damages asserted against LICENSEE arising out of the manufacture, use or sale of the Licensed Product.

          (5) The quality or performance of Licensed Products manufactured by or on behalf of LICENSEE.

     D. THE LICENSED TECHNICAL INFORMATION IS PROVIDED TO LICENSEE "AS IS" WITHOUT WARRANTY OR CONDITION, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM A COURSE OF DEALING OR USAGE IN THE TRADE. FURTHER, NO WARRANTY OF NON-INFRINGEMENT IS PROVIDED. SKYCROSS DOES NOT WARRANT THAT THE LICENSED TECHNICAL INFORMATION OR THE PRODUCT WILL MEET LICENSEE'S OR ANY THIRD PARTY'S REQUIREMENTS OR EXPECTATIONS.

     E. SKYCROSS shall have no obligation to continue prosecution of any Licensed Patent application.

                                  ARTICLE VIII
                                     NOTICES

     A. All notices, requests or demands given to or made upon either party shall be in writing and shall be mailed properly addressed, postage prepaid, registered or certified, or delivered to either party by hand, or by other receipted delivery, with all expenses of delivery being prepaid, at its respective address set forth in the Agreement. If mailed, such notice shall be deemed received by the close of business on the date shown on the certified or registered mail receipt, or whenever it is actually received, whichever is sooner.

     B. The primary, but non-exclusive points of contact for receiving notices and other documentation related to this Agreement are:

          To LICENSEE    at     8493 Baymeadows Way
                                Jacksonville, FL  32256
                         Attn:  Jeff Parker

          To SKYCROSS    at     300-A North Drive
                                Melbourne, Florida 32934
                                Attn:  Andy Mellon, Controller

Either party may change its point of contact by written notice to the other party.

                                   ARTICLE IX
                                 DUTY TO EXPLOIT

     SKYCROSS and LICENSEE agree that it is in the best interests of both parties to commercialize the Licensed Product to the greatest extent possible. Licensee shall use its commercially reasonable efforts to solicit orders for sales of Licensee products containing the Licensed Products.

                                    ARTICLE X
                                    PUBLICITY

     The parties shall agree to the issuance of a mutually acceptable press release at a mutually agreed upon future date. Any article or publication beyond the initial press release shall be reviewed and approved by the non-issuing party.

                                   ARTICLE XI
                                   TRADEMARKS

     Except as set forth herein, neither party is licensed to use the common law trademarks or registered trademarks of the other party hereto.

                                   ARTICLE XII
                      INDEMNITY AND LIMITATION OF LIABILITY

     A. SKYCROSS will defend, at its expense, any action brought in the United States against LICENSEE to the extent that such action is based on a claim that permitted use of the Licensed Technical Information within the scope of this Agreement results in the infringement of any United States patent or copyright or a misappropriation of any trade secret. SKYCROSS will indemnify Licensee for all costs, damages and fees incurred by LICENSEE so long as SKYCROSS is given prompt notification of the claim. SKYCROSS shall have the sole authority to defend, compromise or settle the claim. LICENSEE will provide all available information, assistance, and authority to enable SKYCROSS to do so. LICENSEE shall have no authority to settle any claim on behalf of SKYCROSS.

     B. Should use of the Licensed Technical Information become or in SKYCROSS' opinion be likely to become, the subject of a claim of infringement of a patent or copyright or misappropriation of a trade secret, SKYCROSS may:

          (1) Procure for LICENSEE, at no cost to LICENSEE, the right to continue use of the Licensed Technical Information; or

          (2) Replace or modify the Licensed Technical Information at no cost to LICENSEE to make such Licensed Technical Information non-infringing, provided that the same function is performed by the replacement or modification; or

          (3) If the right to continue use cannot be procured and the Licensed Technical Information cannot be replaced or modified, terminate this License to use such and provide LICENSEE with consideration, the details of such consideration to be mutually agreed upon between SKYCROSS and LICENSEE.

                                  ARTICLE XIII
                 IMPROVEMENTS TO LICENSED TECHNICAL INFORMATION

     A. During the term of this Agreement, each party agrees to communicate to the other any and all technical improvements (whether or not patented or patentable) that relate to the design and/or manufacturing methods or processes pertaining to the Licensed Product. Each party hereby grants to the other a non-exclusive, paid-up, royalty-free (notwithstanding the provisions of Article
III) license to use and sell Licensed Product incorporating such technical improvements and to practice and process, method, or procedure embodied within such technical improvements.

     B. Each party hereby grants to the other a non-exclusive, paid-up, royalty-free license under any United States and foreign patents owned by the granting party for the lives thereof, that arise out of the technical improvements as described above, to make, have made, use, sell, offer to sell and import the Licensed Product.

                                   ARTICLE XIV
                                  FORCE MAJEURE

     No failure or omission by the parties hereto, in the performance of any obligation of this Agreement, with the exception of the payment of the license fee, shall be deemed a breach of this Agreement, nor create any liability if the same shall arise from any cause or causes beyond the reasonable control of the parties, including but not limited to the following: Acts of God, fire, storm, flood, earthquake, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strikes and lock-outs. In any event, the party claiming excuse hereunder shall provide reasonable notice to the other party of any such event, with such notice to be given within thirty (30) days from the time the claiming party becomes aware of such an event. Upon occurrence of such an event, the time for such party's performance shall be extended by a period of time reasonably necessary to overcome the effects of the delay.

                                   ARTICLE XV
                              TECHNICAL ASSISTANCE

     A. Effective upon execution of this Agreement and continuing for two (2) years thereafter, SKYCROSS will provide LICENSEE with forty (40) person-hours of technical assistance related to the use of the Licensed Technical Information and the Licensed Patents for making, having made, using, selling and maintaining the Licensed Product. These consulting services will be provided on an as-available basis and with prior reasonable notice to SKYCROSS, at no charge to LICENSEE. The form and location of such support shall be as determined by the parties. After expiration of these consulting services, SKYCROSS will provide additional consulting services on a time and material, as available basis, at the rate of $105.00 per person-hour.

     B. SKYCROSS agrees to provide reasonable assistance to LICENSEE in marketing and selling Licensed Products. Such assistance may include attendance at trade shows, demonstrating the Licensed Product and responding to telephone and Internet inquiries regarding the Licensed Product.

     C. LICENSEE agrees to assume all financial and service obligations for Licensed Products manufactured and/or sold by it.

                                   ARTICLE XVI
                               DISPUTE RESOLUTION

     A. If a dispute arises out of or relates to this Agreement, or the breach thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, if the parties are unable to agree to the sole mediator, the parties agree to submit the dispute to mediation under the rules of the American Arbitration Association (AAA). If not thus resolved and if both parties agree, the dispute will be referred to a sole arbitrator selected by the parties within ninety (90) days after the conclusion of mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

     B. Any resolution reached through mediation or award arising out of arbitration (i) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (ii) may not include special consequential or punitive damages; (iii) may in appropriate circumstances include injunctive relief; and
(iv) may be entered in court in accordance  with the United  States  Arbitration
Act.

     C. Arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to and including such termination.

     D. The arbitrator may not limit, expand, or otherwise modify the terms of this Agreement.

     E. Each party shall bear its own expenses incurred in any mediation, arbitration, or litigation, but any expenses related to the compensation and the costs of any mediator or arbitrator shall be borne equally by the parties.

     F. A request by a party to a court for interim measures necessary to preserve a party's rights and remedies for resolution pursuant to this Section shall not be deemed a waiver of the obligation to mediate; or agreement to arbitrate.

     G. The parties, their representatives, other participants, and the mediator or arbitrator shall hold the existence, content and result of mediation or arbitration in confidence.

                                  ARTICLE XVII
                                     DAMAGES

     Neither party shall be liable, whether in contract or tort (including negligence and strict liability) or otherwise liable for any special, indirect, incidental, or consequential damages whatsoever.

                                  ARTICLE XVIII
                              COMPLIANCE WITH LAWS

     A. Any payment that requires governmental approval or permission under foreign exchange control laws or other laws, if any, shall be made in accordance with such laws.

     B.   LICENSEE   agrees  to  comply  with  all   provisions  of  the  Export
Administration Regulations of the United States Department of Commerce as they currently exist or as they may be amended from time to time.

                                   ARTICLE XIX
                            MISCELLANEOUS PROVISIONS

     A. If any provisions, or portions thereof, of this Agreement are invalid under any applicable statute or rule of law, that provision notwithstanding, this Agreement shall remain in full force and effect. Such provisions shall be deemed omitted.

     B. This Agreement constitutes and expresses the entire agreement and understanding between the parties and supercedes all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.

     C. This Agreement may not be modified, amended, rescinded, cancelled or waived in whole or in part, except by a written instrument signed by both parties.

     D. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Florida.

     E. The parties shall at all times be independent contractors and shall so represent themselves to all third parties. Neither party shall have the right to bind the other, nor represent the relationship as agent, legal representative, or joint venture.

     F. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Except with the written consent of the other party, neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement.

     IN WITNESS WHEREOF, the respective duly authorized representatives of the parties have caused this Agreement to be executed as of the date first above written.


SKYCROSS, INC.                          NAME OF LICENSEE


By: _____________________________       By: ________________________________
    Name:  Christopher Morton           Name:  David Sorrells
    Title: Chief Executive Officer      Title: Co-Founder and CTO

Date: ___________________________       Date: ______________________________

                                   APPENDIX A
            LIST OF PATENTED / PATENT PENDING ANTENNA CONFIGURATIONS
               TO BE SUPPORTED WITH LICENSED TECHNICAL INFORMATION

1.   All   manifestations   of  antenna   configurations   described  in  Patent
     Application #10/645,862, "Apparatus and Method for Forming a Monolthic Surface Mountable Antenna".

2.   All   manifestations   of  antenna   configurations   described  in  Patent
     Application    #10/313,971,    "Multiple   Antenna   Diversity   for   WLAN
     Applications".

3.   All   manifestations   of  antenna   configurations   described  in  Patent
     Application #10/453,841, titled "Wideband Printed Monopole Antenna".

4.   All   manifestations   of  antenna   configurations   described  in  Patent
     Application #60/447,244, titled "Monolithic Low Profile Omni-directional Surface Mount Antenna".

                                   APPENDIX B
                                LICENSED PATENTS

Non-provisional Patent Application entitled Apparatus and Method for Forming a Monolthic Surface Mountable Antenna, filed on Aug. 21, 2003 and assigned application number 10/645,862.

Non-Provisional Patent Application entitled PCB Fabrication Realizaton of the Printed Monopole Antenna Incorporating Diversity, filed on June 4, 2003 and assigned application number 10/453,841.

Non-Provisional Patent Application entitled Multiple Antenna Diversity for WLAN Applications, filed on Dec. 6, 2002 and assigned application number 10/313,971.

Provisional Patent Application entitled Monolithic Low Profile Omni-directional Surface Mount Antenna, filed on Feb. 13, 2003 and assigned application number 60/447,244.

                                   APPENDIX C
                                   ----------

                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                    -----------------------------------------

     This Registration Rights Agreement and Lock-up ("Agreement") is executed by ParkerVision, Inc., a Florida corporation, with an office at 8493 Baymeadows Way, Jacksonville, Florida 32256 (hereinafter referred to as the "ISSUER") and SkyCross, Inc., a Florida corporation, with an office at the address on the signature page hereof (hereinafter referred to as the ("PURCHASER") in connection with PURCHASER'S acquisition of 138,158 shares ("Shares"), subject to adjustment as herein provided, of common stock $.01 par value ("Common Stock"), which Shares are being issued in reliance upon the exemption contained in
Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

     Each of the parties hereto represents and warrants to, and agrees with, the other as follows:

1.   REPRESENTATIONS AND OTHER AGREEMENTS.

     (a) PURCHASER REPRESENTATIONS. PURCHASER represents and warrants to ISSUER as follows:

          (i) PURCHASER is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The PURCHASER has all necessary corporate power and corporate authority to make, execute, deliver and perform this agreement, and this agreement and the transactions contemplated hereby have been duly authorized and approved by all required corporate action of the PURCHASER. The PURCHASER is not subject to any charter, by-laws, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this agreement.

          (ii) PURCHASER is purchasing the Shares for its own account for investment purposes and not with a view toward distribution, except in compliance with federal and state securities laws.

          (iii) PURCHASER understands that the Shares have not been registered under the Securities Act and that such securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. PURCHASER further understands that the Shares may not be offered, resold, pledged or otherwise transferred by such PURCHASER except: A)
          (1) pursuant to an effective registration statement under the Securities Act, or (2) pursuant to an available exemption from the registration requirements of the Securities Act; and B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions;

          (iv) PURCHASER understands that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the securities, including the total loss of its investment;

          (v) PURCHASER understands that the Shares are being sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the ISSUER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of PURCHASER set forth herein;

          (vi) PURCHASER is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investment, and to make an informed decision relating thereto; and

          (vii) In evaluating its investment, PURCHASER has consulted its own investment and/or legal and/or tax advisors.

     (b) CURRENT PUBLIC INFORMATION. PURCHASER acknowledges that PURCHASER has available to it copies of the ISSUER's Annual Report on Form 10-K for the year ended December 31, 2002 and Forms 10-Q for the quarters ended March 31, 2003, and June 30, 2003 and Proxy Statement for the Annual Meeting held June 26, 2003, all as filed with the Securities and Exchange Commission (the "SEC"). PURCHASER further acknowledges that PURCHASER has read and understands the Risk Factors set forth in ISSUER's Form 10-K for the year ended December 31, 2002, and Forms 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

     (c) INDEPENDENT INVESTIGATION; ACCESS. PURCHASER acknowledges that, in making its decision to purchase the Shares, it has relied on the publicly available information about the ISSUER and upon independent investigations made by it and its representatives, if any. PURCHASER has had the opportunity to ask questions and received satisfactory answers about the business of the ISSUER.

     (d) NO GOVERNMENT RECOMMENDATION OR APPROVAL. PURCHASER understands that no federal or state agency has passed on or made any finding or determination relating to the fairness of an investment in the Shares, or has passed on or made, or will pass on or make, any recommendation or endorsement of the Shares.

     (e) ISSUER REPRESENTATIONS. ISSUER represents and warrants to PURCHASER as follows:

          (i) AUTHORITY. The ISSUER is a corporation duly organized, validly existing and in good standing under the laws of the Sate of Florida. The ISSUER has all necessary corporate power and corporate authority to make, execute, deliver and perform this agreement, and this agreement and the transactions contemplated hereby have been duly authorized and approved by all required corporate action of the ISSUER. The ISSUER, is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this agreement.

          (ii) VALIDITY. The Common Stock that has been issued or will be issued pursuant to this agreement, has been or will be duly authorized and validly issued and is, or will be, fully paid and non-assessable.

     (f) FULL SATISFACTION. It is agreed that acceptance of the shares of Common Stock being issued pursuant to the terms of this agreement (the initial 138,158 shares to be delivered promptly, but in no event later than September 30, 2003), will be in full satisfaction of the entire license fee of $950,000 as set forth in the License Agreement dated September 3, 2003, as amended, between the parties hereto and to which this Appendix C is a part ("License Agreement"). It is further agreed by the parties hereto, except as provided in the adjustments set forth in Section 4 hereof, that if the value of the Shares increases after the date of this agreement, the ISSUER will not have any right of a credit to any other payment or amount due under the License Agreement for the increase, and if the value of the Shares decreases after the date of this agreement, the PURCHASER will not have any right of further payment in cash or shares of Common Stock in respect of license fee paid by the acceptance of the Shares.

2. LEGEND. PURCHASER understands that the ISSUER will instruct its transfer agent to place a stop transfer order with respect to the certificates representing the Shares and that such certificates will bear the following legend, as well as a legend describing the restriction referred to in Section 3(b) hereof: "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Transfer of these shares is prohibited except pursuant to registration under the Securities Act or pursuant to an available exemption from registration."

3.   REGISTRATION RIGHT.

     (a) REGISTRATION. The ISSUER shall file a registration statement under the Securities Act ("Registration Statement") with the Securities and Exchange Commission registering the Shares for re-offer and re-sale as soon as practicable, but in no event later than September 30, 2003, and use its commercially reasonable efforts to have the Registration Statement declared effective as soon as possible. Once the Registration Statement is declared effective, the ISSUER shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or may be sold freely by
          PURCHASER in any 90-day period without registration under an appropriate exemption under the Securities Act.

     (b) PUBLIC RESALE LIMITATION. After the Registration Statement is declared effective, the PURCHASER agrees that on any one trading day it will sell no more than the greater of (i) 2,500 of the Shares or (ii) that number of Shares equal to 5% of the reported average daily trading volume of the Common Stock on Nasdaq for the immediately preceding ten trading days, during the 90 calendar days after the effective date of the Registration Statement, and thereafter without any restriction as to time or amount, unless the PURCHASER and the ISSUER mutually agree to some other number of Shares, from time to time, which agreement shall be in writing.

     (c) TERMS. The ISSUER shall bear all of its fees and expenses attendant to registering the Shares, but PURCHASER shall pay any and all underwriting or selling commissions and the expenses of any legal counsel selected by PURCHASER to represent it in connection with the registration or sale of the Shares. Promptly upon request, ISSUER will provide to PURCHASER such number of copies of the prospectus forming a part of the Registration Statement as are reasonably requested by the PURCHASER, and all supplements to such prospectus. ISSUER will promptly notify PURCHASER at any time that the Registration Statement or the prospectus may not be used either due to the change of material information contained therein or the omission of material information therefrom or upon the receipt by the ISSUER of a cease and desist or stop order of the Securities and Exchange Commission. The ISSUER will use its commercially reasonably efforts to amend or supplement the Registration Statement to permit its continued use by the PURCHASER.

     (d) INDEMNIFICATION BY THE ISSUER. The ISSUER agrees to indemnify and hold harmless PURCHASER, its directors and officers and each person, if any, who controls PURCHASER within the meaning of the Securities Act and/or the Securities Exchange Act of 1934, as amended ("Exchange Act"), against any losses, claims, damages or liabilities, joint or several, to which PURCHASER or such person may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any prospectus or registration statement for the Shares or (B) in any blue sky application or other document executed by the ISSUER specifically for blue sky purposes or based upon any other written information furnished by the ISSUER or on its behalf to any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission by the ISSUER to state in any prospectus or registration statement for the Shares or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse PURCHASER and each such person for any legal or other expenses reasonably incurred by PURCHASER or such person in connection with investigating or defending any such loss, claim, damage, liability or action, or (iii) any violation by the ISSUER of the Securities Act or any rule or regulation promulgated thereunder, or any blue sky law or other state securities laws law or rule or regulation promulgated thereunder, relating to any action or inaction by the ISSUER in connection with the issuance and registration of the Shares; provided, however, that the ISSUER will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information regarding PURCHASER which is furnished in writing to the ISSUER by PURCHASER or its representatives for inclusion in any registration statement for the Shares or any such Blue Sky Application ("Non-Indemnity Events").

     (e) INDEMNIFICATION BY THE PURCHASER. The PURCHASER agrees to indemnify and hold harmless the ISSUER, each officer and director of the ISSUER, and each person, if any, who controls the ISSUER within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the ISSUER or such person may become subject, under the Securities Act, Exchange Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the ISSUER and such persons for any legal or other expenses reasonably incurred by the ISSUER in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event; provided that the maximum amount of the indemnification payments by PURCHASER shall not exceed the net sale proceeds of any of the Shares or shares of Common Stock underlying the Purchase Option sold by the PURCHASER pursuant to the registration statement.

     (f)  PROCEDURE.  Promptly after receipt by an indemnified  party under this
          Section 3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 3 as to the particular item for which indemnification is then being sought (if such failure materially prejudices the indemnifying party), but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

     (g) CONTRIBUTION. If the indemnification provided for in this Section 3 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the ISSUER on the one hand, and of the PURCHASER on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the ISSUER on the one hand, and the PURCHASER on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the ISSUER, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (h) EQUITABLE CONSIDERATIONS. The ISSUER and the PURCHASER agree that it would not be just and equitable if contribution pursuant to this
          Section 3 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.

     (i) ATTORNEYS' FEES. The amount payable by a party under this Section 3 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

     (j) DOCUMENTS TO BE DELIVERED BY PURCHASER. PURCHASER represents to the ISSUER that it does not own any shares of Common Stock or have the right to acquire any Common Stock, except as provided under this agreement, that it has no contract or arrangement currently for the sale of the Shares, and that it has read and agrees that the plan of distribution set forth in the form of Registration Statement is its proposed plan for the sale of the Shares. PURCHASER agrees to update any these representations promptly to the ISSUER. Within five business days, PURCHASER shall furnish to the ISSUER, at ISSUER=S request, a completed and executed questionnaire provided by the ISSUER requesting information customarily sought of selling security holders.

     (k) NO PURCHASES AND SALES. PURCHASER represents that it has not purchased or sold any shares of Common Stock within the 60 days prior to the date of the License Agreement, and it will not purchase or short sell any shares of Common Stock while it holds any of the Shares or has the right to acquire any of the Shares.

4.   RECALCULATION AND ADDITIONAL SHARE AND PENALTY CALCULATION.

     (a) Two days prior to the effectiveness of the Registration Statement, the ISSUER will determine the number of shares of Common Stock that is equal to $950,000 divided by the average of the closing prices of a share of Common Stock for the 10 trading days ending on the third business day before the proposed effective date of the Registration Statement, times 1.05. If the number determined by the preceding sentence is greater than the number of Shares previously issued to the PURCHASER, then the ISSUER will issue additional shares of Common Stock to the PURCHASER equal to such difference and amend the Registration Statement to include such additional shares of Common Stock, and such additional shares shall be considered "Shares" for the purposes of this agreement. If the number determined by the first sentence of this paragraph is less than the number of Shares issued hereunder to the PURCHASER, then the PURCHASER will surrender to the ISSUER that number of Shares equal to the difference for cancellation, and the ISSUER will amend the Registration Statement to reduce the number of Shares being registered and subject to this agreement.

     (b) If PURCHASER sells all the Shares prior to the 90th day after the effective date of the Registration Statement, and the net proceeds (being the sales price less customary commissions, selling costs and taxes) from those sales of Shares ("Net Proceeds") are less than $950,000, then upon written request ("Request") by the PURCHASER to the ISSUER, which Request must be received by ISSUER no later than the 95th day after the effective date of the Registration Statement and include supporting documentation of the Net Proceeds amount, the ISSUER shall promptly issue that number of additional shares of Common Stock ("Additional Shares") equal to $950,000 minus the Net Proceeds, divided by the average of the closing prices of a share of Common Stock for the 10 trading days ending on the second business day before the date of the Request, times 1.05. Upon issuance of the Additional Shares, the ISSUER will file a new registration statement ("New Registration Statement") with the SEC no later than the twentieth day from the date of the Request, and use its reasonable commercial efforts to have the New Registration Statement declared effective sixty days after the date of filing of the New Registration Statement. Once the New Registration Statement is declared effective, the ISSUER shall keep the New Registration Statement effective and current until all the securities registered thereunder are sold or may be sold freely by PURCHASER in any 90-day period without registration under an appropriate exemption under the Securities Act. If the New Registration Statement is declared effective, then the provisions set forth in Section 3(c) through 3(k) above shall apply the New Registration Statement. Notwithstanding the foregoing, if ISSUER is obligated to issued any Additional Shares pursuant to this Section 4(b), it may either file and have declared effective the New Registration Statement, include the Additional Shares on any other registration statement where permitted, issue the Additional Shares under a shelf registration statement, if permitted, or in lieu of issuing Additional Shares pay to the PURCHASER, the difference between the Net Proceeds and $950,000 in cash rather than shares of Common Stock.

          If all the Shares are not sold by the PURCHASER prior to December 31, 2003, because the volume limitations and terms set forth in Section 3(b) made their sale impossible, and the ISSUER and the PURCHASER have not modified the volume limitations after the date of this agreement in such a way as would have permitted the sale of the Shares prior to December 31, 2003, then, the ISSUER will pay to the PURCHASER the sum of $50,000.

5. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the rulings of the laws of the State of Florida without regard to conflicts of law. The ISSUER and PURCHASER each hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this agreement shall be brought and enforced in the courts of the State of Florida or of the United States of America for the Middle District of Florida, Jacksonville Division and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The ISSUER and PURCHASER hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the ISSUER and PURCHASER may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at its address set forth herein. Such mailing shall be deemed personal service and shall be legal and binding upon the ISSUER and PURCHASER in any action, proceeding or claim. The ISSUER and PURCHASER agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

6. ENTIRE AGREEMENT. This agreement and the License Agreement constitute the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warrants, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

7. NOTICES. Any notice or other document required or permitted to be given or delivered to the parties to this agreement shall be personally delivered or sent by facsimile or other form of electronic transmission to the party at the address or addresses or telecopier number on the signature page hereto. Unless otherwise specified in this agreement, all notices and other documents given under this agreement shall be deemed to have been duly given when delivered, if personally delivered, and when transmitted if sent by facsimile or other form of electronic transmission.

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written below.

Dated this 19th day of the month of September, 2003.

SKYCROSS, INC..                         PARKERVISION, INC.



By: /s/ Christopher Morton              By: /s/ William A. Hightower
    ------------------------------          ----------------------------
Name:  Christopher Morton               Name: William A. Hightower
Title: Chief Executive Officer          Title: President

Notice Addresses:                       William A. Hightower, President
SkyCross, Inc.                          ParkerVision, Inc.
300-A North Drive                       8493 Baymeadows Way
Melbourne, Florida 32934                Jacksonville, Florida 32256
Facsimile: (321) 308-6599               Facsimile: (904) 731-7125

with a copy to                          with a copy to

Bradley D. Houser                       David Alan Miller, Esq.
Akerman Senterfitt                      Graubard Miller
One Southeast Third Avenue              600 Third Avenue
28th Floor                              New York, NY  10016
Miami, Florida  33131-1714              Facsimile: (212) 818-888
Facsimile: (305) 374-5095